UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

XFLT Proxy Vote: What This Shareholder Vote Is Really About

The Choice Is Between Approving King Street as Sub-Adviser or Prolonging Uncertainty

There Is No Option to Reappoint Octagon as Sub-Adviser

The Board Urges XFLT Shareholders Vote on the WHITE Card to Approve the King Street Sub-Adviser Ahead of Special Meeting of Shareholders on July 30th

CHICAGO – July 25, 2026 – XA Investments LLC (“XAI”), manager of XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”), clarified the choice put forth before shareholders at the upcoming Special Meeting of Shareholders on July 30, 2026:

•	Vote on the WHITE card “FOR” the approval of the new investment sub-advisory agreement among the Fund, XA Investments LLC and Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”) (the “King Street Sub-Advisory Agreement”), which the Board believes will enhance performance and distributions, with no changes to fees.

•	Vote against the proposal, resulting in limbo as the King Street Sub-Adviser is appointed interim sub-adviser and the Board restarts the process to identify a permanent sub-adviser.

However, the terminated sub-adviser Octagon Credit Investors ("Octagon") has launched a campaign to confuse shareholders about the nature of this vote. We do not believe shareholders should be misled.

WHAT SHAREHOLDERS ARE ACTUALLY BEING ASKED TO APPROVE

•	There is only one shareholder proposal to be voted on. The XFLT Board is asking shareholders of the Fund to approve the King Street Sub-Advisory Agreement.

•	XFLT’s Board launched a comprehensive process to identify the King Street Sub-Adviser as the ideal sub-adviser for the Fund.

•	King Street is a leading global alternative asset manager that, along with its affiliates, manages $30 billion assets across multiple segments of the public and private markets. King Street’s collateralized loan obligation (CLO) platform includes 20 U.S. CLOs, nine European CLOs and approximately $12 billion in CLO assets under management.

•	The Board has high conviction that King Street has the potential to increase distributions, improve Fund performance over time and manage the Fund more dynamically within its stated mandate.

WHAT SHAREHOLDERS ARE NOT BEING ASKED TO APPROVE

The terminated sub-adviser Octagon continues to intentionally spread misleading claims surrounding the elements of the shareholder proposal ahead of the Special Meeting.

To clarify, the following are NOT matters shareholders will be voting on:

•	There are NO management fee increases if the proposal is approved. There are NO changes to management fees if the proposal is not approved.

•	Octagon will not be reinstated as sub-adviser following the Special Meeting on July 30th.

•	A failed vote will not bring Octagon and XAI back to the negotiation table.

•	The Fund’s qualified management team and Board will remain in place regardless of the outcome of the vote.

VOTE “FOR” THE APPROVAL OF THE KING STREET SUB-ADVISOR AGREEMENT ON THE WHITE PROXY CARD TODAY

The Board urges XFLT shareholders to vote “FOR” the King Street Sub-Adviser on the WHITE Card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.

•	By Phone: Call the toll-free number listed on your WHITE proxy card.

•	By Mail: Sign and return the enclosed WHITE proxy card in the enclosed postage-paid envelope.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management
(https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654&u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com